UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ANTHEMIS DIGITAL ACQUISITIONS I CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1585436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 Hudson Street, 3rd Floor
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A Ordinary Share and one-half of one warrant	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share Warrants included as part of the units

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259986.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of Anthemis Digital Acquisitions I Corp (the “Company”) as included under the caption “Description of Securities” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2021 (File No. 333-259986) and as subsequently amended (the “Registration Statement”), are hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any form of prospectus or prospectus supplement to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 21, 2021	Anthemis Digital Acquisitions I Corp

	By:	/s/ Mei Lim
	Name:	Mei Lim
	Title:	Chief Financial Officer